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                                                                  Exhibit 24.2

                               POWER OF ATTORNEY


     Each person whose signature appears below constitutes and appoints Paul W. Hawran and Gary A Lyons, jointly and severally, as attorneys-in-fact, each with the poser of substitution, for him or her in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         SIGNATURE                       TITLE                     DATE
         ---------                       -----                     ----



   /s/ Joseph A. Mollica                Director               October 4, 2000
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   Joseph A. Mollica



   /s/ Stephen A. Sherwin               Director               October 4, 2000
----------------------------
   Stephen A. Sherwin